UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	136400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York		10178-0599
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On November 8, 2019, the Federal Home Loan Bank of New York (“FHLBNY”) announced that:

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Mr. John R. Buran, President and CEO, Flushing Bank, Uniondale, NY, and Mr. Thomas L. Hoy, Chairman, Glens Falls National Bank and Trust Company, Glens Falls, NY were re-elected by the FHLBNY’s eligible New York members on November 5, 2019 to serve as Member Directors on the FHLBNY’s Board of Directors representing FHLBNY members in New York for terms of four years each commencing on January 1, 2020; and

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Eligible members throughout the FHLBNY’s membership district (New Jersey, New York, Puerto Rico & the U.S. Virgin Islands) on November 5, 2019 re-elected Dr. DeForest B. Soaries, Jr., Senior Pastor, First Baptist Church of Lincoln Gardens, Somerset, NJ, and Ms. Angela Weyne, the former Commissioner of Insurance of Puerto Rico, San Juan, PR, to serve as, respectively, a Public Interest Independent Director and an Independent Director on the Board commencing on January 1, 2020 for terms of four years each (Mr. Buran, Mr. Hoy, Dr. Soaries and Ms. Weyne, collectively, the "Elected Directors").

A copy of a report being sent to FHLBNY stockholders providing detailed information about this matter, including biographical information about the Elected Directors, is attached as Exhibit 99.1.

The election of the Elected Directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors contained in the Federal Home Loan Bank Act and in the related regulations of the Federal Housing Finance Agency ("FHFA"), the regulator of the Federal Home Loan Banks. As of the time of this filing, none of the Elected Directors has been named to serve on any committee of the Board for 2020; further, whether the Elected Directors are expected to be named to serve on any committee of the Board for 2020 has not yet been determined. (The Elected Directors all currently serve on the Board; their terms expire on December 31, 2019. Mr. Buran currently serves on the Board’s Executive Committee. Mr. Hoy currently serves on the Board’s Executive, Audit, and Strategic Planning Committees. Dr. Soaries currently serves on the Board’s Compensation & Human Resources, Housing, and Technology Committees. Ms. Weyne currently serves on the Board’s Audit, Corporate Governance & External Affairs, Housing, and Strategic Planning Committees.)

Compensation of the Elected Directors (and of all other Directors) will be in accordance with a 2020 Director Compensation Plan ("Compensation Plan") which is expected to be approved by the end of the year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Elected Directors discussed in Item 5.02 of this Current Report on Form 8-K were not elected during the course of any annual or special meeting of the FHLBNY’s security holders, or as the result of a proxy solicitation. They were elected, in accordance with FHFA regulations, by direct vote of the FHLBNY’s eligible security holders. For each open seat, eligible security holders were given the opportunity to cast their votes in favor of a candidate running for the open seat. Security holders did not have the option to cast a vote against a particular candidate, or to cast an ‘abstaining’ vote.

With regard to the election held to fill the two open Member Directorships representing New York members, 217 FHLBNY members in New York were eligible to vote. Of this number, 84 members voted, representing 38.71% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York State Member Directorships was 10,609,084. Mr. Buran received 3,976,457 votes and Mr. Hoy received 3,368,728 votes.

In addition to Mr. Buran and Mr. Hoy, Mr. John M. Tolomer, President and CEO of The Westchester Bank, White Plains, NY, was on the ballot; he received 1,441,874 votes.

With regard to the election held to fill the two open Independent Director seats, 328 FHLBNY members were eligible to vote. Of this number, 100 members voted, representing 30.49% of total eligible voting participants. The total number of eligible votes that could be cast for each of the open Independent Directorships was 14,052,453. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

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Dr. Soaries received 5,474,622 votes, representing 38.96% of the total number of eligible votes.

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Ms. Weyne received 5,088,235 votes, representing 36.21% of the total number of eligible votes.

Item 8.01 Other Events.

On November 8, 2019, the FHLBNY issued a 2019 Director Election Report to FHLBNY security holders announcing New York Member Director and districtwide Independent Director election results. A copy of the Report is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	2019 Director Election Report to FHLBNY security holders announcing New Jersey and New York Member Director and districtwide Independent Director election results, dated November 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: November 8, 2019	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer